Exhibit 99.1

Carter’s, Inc.

Reports Fourth Quarter and Fiscal 2006 Results and Announces a Stock Repurchase Program

*	Fourth Quarter Net Sales Increased $27 Million, Up 8%

*	Fourth Quarter GAAP Diluted EPS $0.45; Adjusted EPS $0.47, Up 38%

*	Fiscal 2006 Net Sales Increased $222 Million, Up 20%

*	Fiscal 2006 GAAP Diluted EPS $1.42; Adjusted EPS $1.51, Up 24%

          ATLANTA, Feb. 20 /PRNewswire-FirstCall/ -- Carter’s, Inc. (NYSE: CRI), the largest branded marketer in the United States of apparel exclusively for babies and young children, reported its fourth quarter and fiscal 2006 results.

          Fourth Quarter of Fiscal 2006 compared to Fourth Quarter of Fiscal 2005

          Consolidated net sales increased 7.7% to $377.5 million.  Net sales of the Company’s Carter’s brands increased 14.5% to $282.7 million.  Net sales of the Company’s OshKosh brand decreased 8.5% to $94.8 million.

          The Company’s wholesale sales increased 12.8% to $156.0 million.  Carter’s wholesale sales, excluding off-price sales of $9.6 million in 2006 and $7.0 million in 2005, increased 19.9% to $125.0 million.  OshKosh wholesale sales, excluding off-price sales of $1.6 million in 2006 and $6.5 million in 2005, decreased 3.4% to $19.8 million.

          The Company’s mass channel sales, which are comprised of sales of its Child of Mine brand to Wal-Mart and Just One Year brand to Target, increased 16.7% to $49.0 million.

          Retail store sales increased 1.3% to $172.4 million.  Carter’s retail store sales increased 5.9% to $99.1 million.  This increase was driven by sales from new Carter’s stores opened in fiscal 2006, partially offset by a comparable store sales decrease of 1.6%.  OshKosh retail store sales decreased 4.2% to $73.3 million due to a comparable store sales decrease of 6.7%, partially offset by sales from new store openings.

          In the fourth quarter of fiscal 2006, the Company opened 15 Carter’s retail stores and 11 OshKosh retail stores.  The Company also closed one Carter’s retail store.  As of December 30, 2006, the Company had 219 Carter’s retail stores and 157 OshKosh retail stores.

          In the fourth quarter of fiscal 2006, net income increased $10.1 million to $27.4 million, or $0.45 per diluted share, including non-cash charges of $0.01 per diluted share of intangible amortization resulting from the acquisition of OshKosh B’Gosh, Inc. (the “Acquisition”), and $0.01 per diluted share related to stock-based compensation resulting from the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”).  Fourth quarter fiscal 2005 net income of $17.3 million, or $0.28 per diluted share, included charges of $0.05 per diluted share associated with the Acquisition and $0.01 per diluted share of costs associated with the closure of two sewing facilities in Mexico.  Excluding these charges in each period, adjusted net income increased 39.7% to $28.8 million, and adjusted diluted earnings per share increased 38.2% to $0.47.  The reconciliation of income as reported under generally accepted accounting principles (“GAAP”) to income adjusted for these charges is shown below.

	Three-month period ended December 30, 2006

	Income Before Taxes	Net Income	Diluted EPS

	(dollars in millions, except EPS)
Income, as reported (GAAP)	$43.4	$27.4	$0.45
Intangible amortization (a)	1.2	0.7	0.01
Stock option expense (b)	1.0	0.7	0.01
Income, as adjusted (c)	$45.6	$28.8	$0.47

	Three-month period ended December 31, 2005

	Income Before Taxes	Net Income	Diluted EPS

	(dollars in millions, except EPS)
Income, as reported (GAAP)	$28.5	$17.3	$0.28
Acquisition charges:
Intangible amortization (a)	1.2	0.7	0.01
Inventory step-up (d)	3.5	2.2	0.04
	4.7	2.9	0.05
Facility closings:
Plant closure costs (e)	0.8	0.5	0.01
	5.5	3.4	0.06
Income, as adjusted (c)	$34.0	$20.7	$0.34

(a)	Amortization of OshKosh intangible assets, primarily licensing agreements.
(b)	Incremental stock-based compensation charges related to the adoption of SFAS 123R.
(c)

In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present income before taxes, net income, and net income on a diluted share basis excluding the adjustments discussed above.  We believe these adjustments provide a more meaningful comparison of the Company’s results.  These adjusted, non- GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial information is presented for informational purposes only and is not necessarily indicative of the Company’s future condition or results of operations.

(d)	Fair value step-up of inventory acquired from OshKosh included in cost of goods sold.
(e)	Costs associated with the closure of two sewing facilities in Mexico.

          Fiscal 2006 compared to Fiscal 2005

          Net sales increased 19.8% to $1.3 billion.  Results for fiscal 2006 include the operations of OshKosh for the entire year and are not comparable to results for fiscal 2005, which include the operations of OshKosh from the Acquisition date of July 14, 2005 through December 31, 2005.  Excluding OshKosh sales of $325.5 million in 2006 and $199.8 million in 2005, Carter’s net sales increased 10.5% to $1.0 billion.

          The Company’s wholesale sales increased 15.3% to $561.0 million.  Carter’s wholesale sales, excluding off-price sales of $32.4 million in 2006 and $32.5 million in 2005, increased 9.5% to $432.2 million.  OshKosh wholesale sales, excluding off-price sales of $7.6 million in 2006 and $10.5 million in 2005, were $88.8 million in 2006 and $49.2 million in 2005 for the period following the Acquisition.

          The Company’s mass channel sales increased 23.8% to $220.3 million.

          Retail store sales increased 23.1% to $562.2 million.  Carter’s retail store sales increased 5.2% to $333.1 million, driven by sales from new Carter’s retail stores opened in fiscal 2006, partially offset by store closures and a comparable store sales decrease of 0.1%.  OshKosh retail store sales were $229.1 million in fiscal 2006 and $140.1 million in 2005 for the period following the Acquisition.

          In fiscal 2006, the Company opened 31 Carter’s retail stores and 17 OshKosh retail stores.  The Company also closed five Carter’s retail stores and two OshKosh retail stores.

          In fiscal 2006, net income increased $40.0 million to $87.2 million, or $1.42 per diluted share, including non-cash charges of $0.05 per diluted share of intangible amortization resulting from the Acquisition, and $0.04 per diluted share related to stock-based compensation resulting from the adoption of SFAS 123R.  Fiscal 2005 net income of $47.2 million, or $0.78 per diluted share, included charges of $0.36 per diluted share associated with the Acquisition and refinancing of the Company’s former senior credit facility and the repurchase of all of its 10.875% Senior Subordinated Notes due 2011 (the “Refinancing”) and $0.08 per diluted share of costs associated with the closure of two sewing facilities in Mexico.  Excluding these charges in each period, adjusted net income increased 24.7% to $92.7 million, and adjusted diluted earnings per share increased 23.8% to $1.51.  The reconciliation of income, as reported under GAAP, to income adjusted for these charges is shown below.

	Twelve-month period ended December 30, 2006

	Income Before Taxes	Net Income	Diluted EPS

	(dollars in millions, except EPS)
Income, as reported (GAAP)	$138.2	$87.2	$1.42
Intangible amortization (a)	4.8	3.0	0.05
Stock option expense (b)	3.9	2.5	0.04
Income, as adjusted (c)	$146.9	$92.7	$1.51

	Twelve-month period ended December 31, 2005

	Income Before Taxes	Net Income	Diluted EPS

	(dollars in millions, except EPS)
Income, as reported (GAAP)	$77.9	$47.2	$0.78
Refinancing:
Tender premium (d)	14.0	8.5	0.14
Debt issuance costs (e)	5.6	3.4	0.06
Unamortized discount (f)	0.5	0.3	0.00
	20.1	12.2	0.20
Acquisition charges:
Inventory step-up (g)	13.9	8.5	0.14
Intangible amortization (a)	2.2	1.3	0.02
	16.1	9.8	0.16
Facility closings:
Plant closure costs (h)	8.4	5.1	0.08
	44.6	27.1	0.44
Income, as adjusted (c)	$122.5	$74.3	$1.22

(a)	Amortization of OshKosh intangible assets, primarily licensing agreements.
(b)	Incremental stock-based compensation charges related to the adoption of SFAS 123R.
(c)

In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present income before taxes, net income, and net income on a diluted share basis excluding the adjustments discussed above.  We believe these adjustments provide a more meaningful comparison of the Company’s results.  These adjusted, non- GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial information is presented for informational purposes only and is not necessarily indicative of the Company’s future condition or results of operations.

(d)	Tender premium to repurchase the Senior Subordinated Notes.
(e)	Non-cash charge related to the write-off of debt issuance costs associated with the Refinancing.
(f)	Non-cash charge related to the write-off of the unamortized discount on the Senior Subordinated Notes.
(g)	Fair value step-up of inventory acquired from OshKosh included in cost of goods sold.
(h)	Costs associated with the closure of two sewing facilities in Mexico, including accelerated depreciation charges of $1.6 million, pre-tax, included in cost of goods sold.

          Net cash provided by operating activities during fiscal 2006 was $88.2 million compared to $137.3 million in fiscal 2005.  Operating cash flow in fiscal 2006 is not comparable to fiscal 2005 as a result of the timing of the Acquisition on July 14, 2005, a point in the year when OshKosh’s working capital was at its peak.  Additionally, in fiscal 2006, the Company had significant reductions in current liabilities resulting from the payment of Acquisition-related liabilities and a change in classification of the income tax benefit from the exercise of stock options resulting from the adoption of SFAS 123R.  In fiscal 2006, the Company made payments of $85.0 million on its term loan, including prepayments of $80.9 million.  From the Acquisition date through December 30, 2006, the Company has reduced its long-term debt by approximately $155.0 million, or 31.0%.

          $100 Million Stock Repurchase Program

          On February 16, 2007, the Company’s Board of Directors approved a stock repurchase program pursuant to which the Company is authorized to purchase up to $100 million of its outstanding common shares.  Such repurchases may occur from time to time in the open market, in negotiated transactions, or otherwise.  The timing and amount of any repurchases will be determined by the Company’s management, based on its evaluation of market conditions, share price, and other factors.  At the current price of the Company’s common stock, this program would represent more than 7% of the Company’s outstanding shares.

          Facility Closure

          On February 15, 2007, the Company’s Board of Directors approved a plan to close the Company’s White House, Tennessee distribution center, which has been utilized to distribute the Company’s OshKosh products.  Distribution operations at the facility will cease by the end of April 2007.  In fiscal 2007 and fiscal 2008, the Company expects to incur approximately $5.8 million ($3.6 million after-tax) in cash charges related to severance and other exit costs.  Additionally, the Company expects to incur approximately $3.9 million ($2.4 million after-tax) of non-cash charges related to accelerated depreciation and impairment.

          The Company estimates the charges in the first quarter of fiscal 2007 will be $5.6 million ($3.5 million after-tax), or approximately $0.06 per diluted share.  The Company estimates the charges for the balance of fiscal 2007 will be approximately $3.6 million ($2.2 million after-tax), or approximately $0.03 per diluted share.  The Company also estimates that it will incur charges of $0.5 million ($0.3 million after-tax) in fiscal 2008 related to this closure.

          The Company estimates that the closure of the facility will result in annual savings of approximately $4.0 million.

          Business Outlook

          Our business outlook is based on our current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Although the Company believes the comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

	First Quarter 2007			Fiscal Year 2007

	(dollars in millions, except for share data)
Consolidated Net Sales	$305	+3	%(a)	$1,400 to $1,415	+4% to +5% (c)
Consolidated Adjusted Diluted EPS	$0.14	(46	)%(b)	$1.42 to $1.49	0% to +5% (d)

(a)	Comparison to the first quarter of fiscal 2006.
(b)	First quarter of fiscal 2007 excludes $3.5 million in after-tax facility closure costs, or $0.06 per diluted share, related to the closure of our White House, Tennessee distribution center.
(c)	Comparison to fiscal 2006.
(d)	Fiscal 2007 excludes $5.7 million in after-tax facility closure costs, or $0.09 per diluted share, related to the closure of our White House, Tennessee distribution center.

          The Company will broadcast its quarterly conference call on February 21, 2007 at 8:30 a.m. Eastern Time.  To participate in the call, please dial 1-913-981-5523.  To listen to the live broadcast over the internet, please log on to http://www.carters.com, go to “About Carter’s,” click on “Investor Relations,” and then click on the link “Fourth Quarter Conference Call.”  A replay of the call will be available shortly after the broadcast through March 2, 2007, at 1-719-457-0820, passcode 4494088.  This replay will be archived on the Company’s website at the same location as the live webcast.

          For more information on Carter’s, Inc., please visit http://www.carters.com.

          Cautionary Language

          Statements contained herein that relate to the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated results for fiscal 2007 or any other future period, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected.  Factors that could cause actual results to materially differ include a decrease in sales to, or the loss of one or more of the Company’s key customers; the acceptance of our products in the marketplace; deflationary pressures on our prices; disruptions in foreign supply sources; negative publicity; increased competition in the baby and young children’s apparel market; our substantial leverage, which increases our exposure to interest rate risk and could require us to dedicate a substantial portion of our cash flow to repay principal; changes in consumer preference and fashion trends; a decrease in the overall level of consumer spending; the impact of governmental regulations and environmental risks applicable to the Company’s business; our ability to adequately forecast demand, which could create significant levels of excess inventory; our ability to identify new retail store locations, and negotiate appropriate lease terms for our retail stores; our ability to improve the performance of our retail and OshKosh wholesale segments; our ability to attract and retain key individuals within the organization; failure to realize the revenue growth, cost savings and other benefits that we expect from the Acquisition, which could impact the carrying value of our intangible assets; and seasonal fluctuations in the children’s apparel business.  Similar risks are described in our most recently filed Annual Report on Form 10-K under the heading “Risk Factors” and “Statement Regarding Forward-Looking Statements.”  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:
Eric Martin
Vice President, Investor Relations
(404) 745-2889

CARTER’S, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for share data)
(unaudited)

	Three-month period ended		Fiscal year ended

	December 30, 2006	December 31, 2005	December 30, 2006	December 31, 2005

Net sales:
Wholesale	$156,037	$138,349	$560,987	$486,750
Retail	172,443	170,156	562,153	456,581
Mass Channel	48,986	41,988	220,327	178,027
Total net sales	377,466	350,493	1,343,467	1,121,358
Cost of goods sold	241,588	224,712	854,970	725,086
Gross profit	135,878	125,781	488,497	396,272
Selling, general, and administrative expenses	93,515	96,082	352,459	288,624
Plant closure costs	—	750	91	6,828
Royalty income	(7,554)	(6,882)	(29,164)	(20,426)
Operating income	49,917	35,831	165,111	121,246
Loss on extinguishment of debt	—	—	—	20,137
Interest expense, net	6,556	7,340	26,923	23,242
Income before income taxes	43,361	28,491	138,188	77,867
Provision for income taxes	15,922	11,166	50,968	30,665
Net income	$27,439	$17,325	$87,220	$47,202
Basic net income per common share	$0.47	$0.30	$1.50	$0.82
Diluted net income per common share	$0.45	$0.28	$1.42	$0.78
Basic weighted average number of shares outstanding	58,448,388	57,588,804	57,996,241	57,280,504
Diluted weighted average number of shares outstanding	61,409,867	60,989,486	61,247,122	60,753,384

CARTER’S, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share data)
(unaudited)

	December 30, 2006	December 31, 2005

ASSETS
Current assets:
Cash and cash equivalents	$68,545	$84,276
Accounts receivable, net	110,615	96,144
Inventories, net	193,588	188,454
Prepaid expenses and other current assets	7,296	6,262
Deferred income taxes	22,377	23,909
Total current assets	402,421	399,045
Property, plant, and equipment, net	87,940	79,458
Tradenames	322,233	322,233
Cost in excess of fair value of net assets acquired	279,756	284,172
Deferred debt issuance costs, net	5,903	8,257
Licensing agreements, net	12,895	17,150
Leasehold interests, net	1,151	1,619
Other assets	10,892	4,793
Total assets	$1,123,191	$1,116,727
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$2,627	$3,241
Accounts payable	70,878	63,735
Other current liabilities	63,012	89,627
Total current liabilities	136,517	156,603
Long-term debt	342,405	426,791
Deferred income taxes	125,784	124,439
Other long-term liabilities	22,994	22,250
Total liabilities	627,700	730,083
Commitments and contingencies
Stockholders’ equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at December 30, 2006 and December 31, 2005	—	—
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized; 58,927,280 shares issued and outstanding at December 30, 2006; 40,000,000 shares authorized; 28,909,729 shares issued and outstanding at December 31, 2005	589	289
Additional paid-in capital	275,045	260,414
Deferred compensation	—	(2,749)
Accumulated other comprehensive income	5,301	1,354
Retained earnings	214,556	127,336
Total stockholders’ equity	495,491	386,644
Total liabilities and stockholders’ equity	$1,123,191	$1,116,727

SOURCE  Carter’s, Inc.
          -0-                                        02/20/2007
          /CONTACT:  Eric Martin, Vice President, Investor Relations, of Carter’s, Inc., +1-404-745-2889/
          /FCMN Contact: eric.martin@carters.com /
          /Web site:  http://www.carters.com/
          (CRI)